Exhibit 99.2

Amendment No. 3 to the

Amended and Restated

Certificate of Incorporation

Pursuant to Sections 245 and 303 of the

General Corporation Law of the State of Delaware

By and on behalf of MAI Systems Corporation

MAI Systems Corporation, a Delaware corporation organized and existing under and by virtue of the laws of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of Articles FOURTH and FIFTH of the Corporation’s Certificate of Incorporation so that, as amended, said Articles shall read in their entirety as follows:

FOURTH: In accordance with the provisions of Section 303 of the General Corporation Law of the State of Delaware, the authorized capital stock of all classes of the Corporation shall consist of 100,000,000 shares at a par value of $0.01 per share.

FIFTH: The shares of capital stock which the Corporation shall have authority to issue shall be divided into 1,000,000 shares of Preferred Stock, at a par value of $0.01 each, and 99,000,000 shares of Common Stock, at a par value of $0.01 each.

Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors, and the Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

(a)          the distinctive serial designation of such series which shall distinguish it from other series;

(b)         the number of shares in such series;

(c)          the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

(d)         whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(e)          the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(f)            the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(g)         the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased in whole or in part, pursuant to such obligation;

(h)         whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same of any other or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

Thereafter, pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, W. Brian Kretzmer, has signed this Certificate of Amendment as Chief Executive Officer, President and Secretary, of the Corporation, this 1st day of October 2004.

/s/W. Brian Kretzmer
W. Brian Kretzmer, Chief Executive Officer,
President and Secretary